UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2025

Gyre Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12770 High Bluff Drive Suite 150 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 567-7770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GYRE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 22, 2025, Gyre Therapeutics, Inc. (the “Company”) issued a press release and made publicly available a data presentation announcing that its lead compound, Hydronidone (F351), met the primary endpoint in a pivotal Phase 3 trial evaluating its efficacy and safety for the treatment of liver fibrosis in patients with chronic hepatitis B (“CHB”) in China.

A copy of the press release and the data presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The exhibits furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On May 22, 2025, the Company announced that its lead compound, Hydronidone, met the primary endpoint in a pivotal Phase 3 trial evaluating its efficacy and safety for the treatment of liver fibrosis in patients with CHB in China.

The 52-week, multicenter, double-blind, placebo-controlled trial enrolled 248 patients with CHB-associated liver fibrosis across 39 hospitals in China. Patients were randomized 1:1 to receive either Hydronidone (270 mg/day, orally) or placebo, in addition to background entecavir antiviral therapy. The trial met its primary endpoint, with a statistically significant proportion of patients receiving Hydronidone achieving a ≥1-stage regression in liver fibrosis compared to placebo (P=0.0002). These results are consistent with the efficacy and safety outcomes observed in Gyre’s prior Phase 2 trial.

Hydronidone Week 52 Results

The efficacy analysis followed the intent-to-treat (“ITT”) principle. The ITT population comprised all randomized subjects who received at least one dose of study drug. One randomized subject who did not receive any treatment was excluded. All biopsies were independently reviewed by three blinded central pathologists to ensure consistency and objectivity of fibrosis and inflammation assessments.

Efficacy Results

In the ITT population, Hydronidone demonstrated statistically significant regression in liver fibrosis compared to placebo.

Primary Endpoint	Hydronidone 270mg N=123	Placebo N=124	P-value
≥1-stage fibrosis regression (Ishak)	52.85%	29.84%	P=0.0002

Key Secondary Endpoints
≥1-Grade inflammation improvement (Scheuer score) without progression of fibrosis	49.57%	34.82%	P=0.0246

Safety Results

Hydronidone was well tolerated, with a comparable incidence of serious adverse events (4.88% vs. 6.45%) and no discontinuations due to adverse events in either group. Most adverse events were mild or moderate and unrelated to Hydronidone, while a small number of severe adverse events occurred, none of which were considered related to the study drug.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Data Press Release, dated May 22, 2025

99.2	Data Presentation, dated May 22, 2025

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GYRE THERAPEUTICS, INC.

Date: May 22, 2025	By:	/s/ Han Ying, Ph.D.
	Name:	Han Ying, Ph.D.
	Title:	Chief Executive Officer